Consent of
                      Cayer, Prescott, Clune & Chatellier
                             Independent Auditors


We consent to the reference of our firm under the caption "Experts" in the Prospectus of Broad Street Investment I, Inc. that is made a part of this Registration Statement filed on Form SB-2, dated August 16, 2002 and to inclusion therein of our report dated May 16, 2002, with respect to the financial statements of Broad Street Investment I, Inc., as of December 31, 2001 and for the period then ended.

Very truly yours



Cayer, Prescott, Clune & Chatellier
Providence, Rhode Island
August 16, 2002